NSAR: AB MUNICIPAL IMPACT INCOME SHARES
		EXHIBIT: 77Q
811-21497

AB CORPORATE SHARES
AMENDMENT NO. 7 TO
AMENDED AND RESTATED AGREEMENT AND
DECLARATION OF TRUST

            The undersigned, being at least a majority of the duly elected and qualified Trustees of AB Corporate Shares, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an
Agreement and Declaration of Trust dated January 26,
2004, as amended, do hereby amend Article III, Section 6
of the Agreement and Declaration of Trust by striking out the first sentence thereof and inserting in lieu thereof the following:
	Section 6	Without limiting the
authority of the Trustees set forth in Section
5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or classes, each of the following Series and classes shall be, and is hereby, established and designated: AB Corporate Income
Shares, AB Municipal Income Shares, AB
Taxable Multi-Sector Income Shares, AB
Tax-Aware Real Return Income Shares, AB
International Focus Shares and AB Impact
Municipal Income Shares.

      	This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument, and shall become effective as of the time it is filed with the Secretary of State of the Commonwealth of Massachusetts.









Is Required-Consent for Declaration of Trust Amendment* EXHIBIT C - Consent for the Amended and Restated Agreement and Declaration of Trust - AB Corporate Shares


Exhibit C

IN WITNESS WHEREOF, the undersigned
have signed this amendment as of the
date set forth below.



___________________________________
_
John D. Dobkin
Date
:




Michael J. Downey
Date
:




William J. Foulk, Jr.
Date
:




D. James Guzy
Date
:




Nancy P. Jacklin
Date
:




Robert M. Keith
Date




Carol C. McMullen
Date




Garry L. Moody
Date




Marshall C. Turner, Jr.
Date




Earl D. Weiner
Date





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